    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1996


                                                      REGISTRATION NO. 333-07651
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- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                                VENTRITEX, INC.
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                      77-0056340
     (State or other jurisdiction of incorporation or                     (I.R.S. Employer Identification No.)
                       organization)

                             701 EAST EVELYN AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 738-4883
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                      ------------------------------------

                                FRANK M. FISCHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VENTRITEX, INC.
                             701 EAST EVELYN AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 738-4883
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------
                                   Copies to:

                      J. CASEY MCGLYNN, ESQ.                                  FRANK H. GOLAY, ESQ.
                        JOHN A. FORE, ESQ.                                    SULLIVAN & CROMWELL
                  CHRISTOPHER D. MITCHELL, ESQ.                             444 SOUTH FLOWER STREET
                 WILSON SONSINI GOODRICH & ROSATI                                  SUITE 1200
                     PROFESSIONAL CORPORATION                                LOS ANGELES, CA 90071
                        650 PAGE MILL ROAD                                       (213) 955-8000
                       PALO ALTO, CA 94304
                          (415) 493-9300

                      ------------------------------------

    Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS                                    AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
OF SECURITIES TO BE REGISTERED                         REGISTERED(1)       SECURITY             PRICE(2)             FEE
- ------------------------------------------------------------------------------------------------------------------------------
  % Convertible Subordinated Notes Due
                    , 2001..........................   $100,000,000          100%             $100,000,000       $34,483(4)
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value......................        (3)               N/A                  N/A               N/A
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

(1) Includes $10,000,000 aggregate principal amount of the Notes issuable upon exercise of an option granted by the Company to the Underwriter to cover over-allotments.
(2) Estimated in accordance with Rule 457 under the Securities Act of 1933 solely for purposes of computing the registration fee.
(3) Such indeterminable number of shares of Common Stock as may be required for issuance upon conversion of the Notes being registered hereunder. This Registration Statement also applies to Rights under the Company's Preferred Shares Rights Agreement, which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.
(4) Entire amount previously paid.
                      ------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

EXHIBIT NUMBER                                      DESCRIPTION
- --------------      ----------------------------------------------------------------------------
       +++1.1       Form of Underwriting Agreement
         +3.1       Certificate of Incorporation filed October 24, 1994
         +3.2       Bylaws, as amended
         +3.3       Certificate of Designations of Rights, Preferences and Privileges of Series
                    A Participating Preferred Stock
         +3.4       Preferred Shares Rights Agreement, dated as of August 16, 1994, as amended between the Registrant and Chemical Trust Company of California, including the Certificate of Designation, the Form of Rights Certificate and the
                    Summary of Rights attached thereto as Exhibits A, B and C, respectively
        ++4.1       Specimen Common Stock Certificate
       +++4.2       Form of Convertible Subordinated Note (included in Exhibit 4.3)
       +++4.3       Form of Indenture
          5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
      +++12.1       Statement re Computation of Ratios (see page II-5)
      +++23.1       Consent of Ernst & Young LLP, Independent Auditors (see page II-6)
         23.2       Consent of Counsel (included in Exhibit 5.1)
      +++24.1       Power of Attorney
      +++25.1       Statement of Eligibility of Trustee -- Form T-1
         27.1       Financial Data Schedule

- ---------------

  * To be filed by Amendment.

  + Incorporated by reference to the same-numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

 ++ Incorporated by reference to Exhibit 1 filed with the Registrant's
    Registration Statement on Form 8-A filed on December 29, 1994.

+++ Previously filed.

     (B) FINANCIAL STATEMENT SCHEDULES

        II. Valuation and qualifying accounts.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Bylaws of the Registrant, Indemnification Agreements, the Underwriting Agreement, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement 333-07651 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 9th day of August, 1996.


                                          VENTRITEX, INC.

                                          By:  DAVID R. BUNKER
                                               David R. Bunker
                                               Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                NAME                                    TITLE                        DATE
- -------------------------------------   -------------------------------------  ----------------
  PRINCIPAL EXECUTIVE OFFICER, AND
    PRINCIPAL FINANCIAL OFFICER:
        /s/ FRANK M. FISCHER*           President, Chief Executive Officer,    August 9, 1996
- -------------------------------------   Director and Acting Chief Financial
          Frank M. Fischer              Officer
    PRINCIPAL ACCOUNTING OFFICER:
         /s/ DAVID R. BUNKER            Controller                             August 9, 1996
- -------------------------------------
           David R. Bunker
     /s/ RICHARD L. KARRENBROCK*        Director                               August 9, 1996
- -------------------------------------
       Richard L. Karrenbrock
     /s/ C. RAYMOND LARKIN, JR.*        Director                               August 9, 1996
- -------------------------------------
       C. Raymond Larkin, Jr.
        /s/ ROBERT R. MOMSEN*           Director                               August 9, 1996
- -------------------------------------
          Robert R. Momsen
                                        Director
- -------------------------------------
          Walter J. McNerny
       *By:      /s/ DAVID R.
                BUNKER
- -------------------------------------
           David R. Bunker
          Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION                                PAGE
- --------------      --------------------------------------------------------------------   -----
       +++1.1       Form of Underwriting Agreement......................................
         +3.1       Certificate of Incorporation filed October 24, 1994.................
         +3.2       Bylaws, as amended..................................................
         +3.3       Certificate of Designations of Rights, Preferences and Privileges of
                    Series A Participating Preferred Stock
         +3.4       Preferred Shares Rights Agreement, dated as of August 16, 1994, as amended between the Registrant and Chemical Trust Company of
                    California, including the Certificate of Designation, the Form of
                    Rights Certificate and the Summary of Rights attached thereto as
                    Exhibits A, B and C, respectively...................................
        ++4.1       Specimen Common Stock Certificate...................................
       +++4.2       Form of Convertible Subordinated Note (included in Exhibit 4.3).....
       +++4.3       Form of Indenture...................................................
          5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation
      +++12.1       Statement re Computation of Ratios (see page II-5)..................
      +++23.1       Consent of Ernst & Young LLP, Independent Auditors (see page
                    II-6)...............................................................
         23.2       Consent of Counsel (included in Exhibit 5.1)........................
      +++24.1       Power of Attorney...................................................
      +++25.1       Statement of Eligibility of Trustee -- Form T-1.....................
         27.1       Financial Data Schedule.............................................


- ---------------

  * To be filed by Amendment.

+ Incorporated by reference to the same-numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

++ Incorporated by reference to Exhibit 1 filed with the Registrant's Registration Statement on Form 8-A filed on December 29, 1994.

+++  Previously filed.